EXHIBIT 4.8

DESCRIPTION OF SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

As of December 31, 2021, Ashford Hospitality Trust Inc. (“we,” “us,” “our” and the “Company”) has six classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) our Common Stock; (2) our Series D Preferred Stock; (3) our Series F Preferred Stock; (4) our Series G Preferred Stock; (5) our Series H Preferred Stock; and (6) our Series I Preferred Stock.
The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our (i) Articles of Amendment and Restatement, as amended by Amendment Number One to Articles of Amendment and Restatement and Amendment Number Two to Articles of Amendment and Restatement, (ii) Articles Supplementary for Series D Cumulative Preferred Stock, (iii) Articles Supplementary for Series F Cumulative Preferred Stock, (iv) Articles Supplementary for Series G Cumulative Preferred Stock, (v) Articles Supplementary for Series H Cumulative Preferred Stock, (vi) Articles Supplementary for Series I Cumulative Preferred Stock (all of the foregoing collectively referred to as our “charter”), and (vii) Second Amended and Restated Bylaws, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 (the “bylaws”), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.8 is a part. We encourage you to read our charter, our bylaws and the applicable provisions of the Maryland General Corporation Law (“MGCL”) for additional information.
Description of Common Stock
Authorized Capital Shares
Our authorized capital shares consist of 400,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) and 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). All outstanding shares of our Common Stock are fully paid and nonassessable.
Voting Rights
Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. Director nominees in an uncontested election are elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” that director’s election). In the event of a contested election, as defined in our charter, a plurality voting standard will apply.
Dividend Rights
Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our Common Stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor.
Liquidation Rights
Subject to the preferential rights of any other class or series of stock, holders of shares of our Common Stock are entitled to share ratably in the assets of our Company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our Company, including the preferential rights on dissolution of any class or classes of Preferred Stock.
Other Rights and Preferences
Holders of shares of our Common Stock have no preference, conversion, exchange, sinking fund, or redemption and have no preemptive rights to subscribe for any securities of our Company, and generally have no appraisal rights so long as our Common Stock is listed on a national securities exchange and except in very limited circumstances involving a merger where our stock is converted into any consideration other than stock of the successor in the merger and in which our directors, officers, and 5% or greater stockholders receive different consideration than stockholders generally. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our Common Stock will have equal dividend, liquidation and other rights.

Subject to the provisions of the charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Common Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Common Stock, imposed by foreign law or by our charter or bylaws.
Listing
The Common Stock is traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “AHT.”
Description of the Series D Preferred Stock
Authorized Capital Shares
Our board of directors has classified and designated 9,666,797 shares of 8.45% Series D Cumulative Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”). All outstanding shares of our Series D Preferred Stock are fully paid and nonassessable.
Ranking
The Series D Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
•senior to all classes or series of Common Stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;
•on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and
•junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.
The term “equity securities” does not include convertible debt securities.
Our Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, and Series I Preferred Stock all rank on a parity with one another.
Voting Rights
Holders of Series D Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series D Preferred Stock, voting together as a single class with the holders of all other series of preferred stock that has been granted similar voting rights and is considered parity stock with the Series D Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series D Preferred Stock that would be materially adverse to the rights of holders of Series D Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series D Preferred Stock and shares of any class or series of shares ranking on a parity with the Series D Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
Dividend Rights
The Series D Preferred Stock accrues a cumulative cash dividend at an annual rate of 8.45% on the $25.00 per share liquidation preference; provided, however, that during any period of time that both (i) the Series D Preferred Stock is not listed on either the NYSE, NYSE American LLC (the “NYSE American”), or the NASDAQ Stock Market (“NASDAQ”), or on a successor exchange and (ii) we are not subject to the reporting requirements of the Exchange Act, the Series D Preferred Stock will accrue a cumulative cash dividend at an annual rate of 9.45% on the $25.00 per share liquidation preference (equivalent to an annual dividend rate of $2.3625 per share), which we refer to as a special distribution.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series D Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Other Rights and Preferences
The Series D Preferred Stock is not convertible or exchangeable for any of our other securities or property, and holders of shares of our Series D Preferred Stock have no preemptive rights to subscribe for any securities of our Company. Holders of Series D Preferred Stock do not have redemption rights. Our Series D Preferred Stock is not subject to any sinking fund provisions.
During any period in which we are required to pay a special distribution, holders of the Series D Preferred Stock will become entitled to certain information rights related thereto.
Subject to the provisions of the charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series D Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series D Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing
The Series D Preferred Stock is traded on the NYSE under the trading symbol “AHT-PD.”
Description of the Series F Preferred Stock
Authorized Capital Shares
Our board of directors has classified and designated 4,800,000 shares of 7.375% Series F Cumulative Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”). All outstanding shares of our Series F Preferred Stock are fully paid and nonassessable.
Ranking
The Series F Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
•senior to all classes or series of Common Stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;
•on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and
•junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.
The term “equity securities” does not include convertible debt securities.
Voting Rights
Holders of Series F Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series F Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series F Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series F Preferred Stock that would be materially adverse to the rights of holders of Series F Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series F Preferred Stock and shares of any class or series of shares ranking on a parity with the Series F Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
Dividend Rights
The Series F Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.375% on the $25.00 per share liquidation preference.

Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series F Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Redemption Provisions
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series F Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control conversion date, we exercise any of our redemption rights relating to the Series F Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series F Preferred Stock will not have the conversion right described below.
A “Change of Control” is when, after the original issuance of the Series F Preferred Stock, the following have occurred and are continuing:
•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our Company entitling that person to exercise more than 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depository Receipts (“ADRs”) representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.
In addition, we may redeem the Series F Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series F Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series F Preferred Stock will have the right (unless, prior to the Change of Control conversion date, we have provided or provide notice of our election to redeem the Series F Preferred Stock) to convert some or all of the Series F Preferred Stock held by such holder on the Change of Control conversion date into a number of shares of our Common Stock per share of Series F Preferred Stock to be converted equal to the lesser of:
•the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control conversion date (unless the Change of Control conversion date is after a dividend record date for the Series F Preferred Stock and prior to the corresponding Series F Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and
•0.0968992 (the “Share Cap”), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration. The “Common Stock Price” will be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash; or (ii) the average of the closing prices for our Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our Common Stock is other than solely cash.
If, prior to the Change of Control conversion date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series F Preferred Stock will not have any right to convert the Series F Preferred Stock in connection with the Change of Control conversion right and any shares of Series F Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control conversion date.
Except as provided above in connection with a Change of Control, the Series F Preferred Stock is not convertible into or exchangeable for any other securities or property.
Other Rights and Preferences
Holders of shares of our Series F Preferred Stock have no preemptive rights to subscribe for any securities of our Company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series F Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series F Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing
The Series F Preferred Stock is traded on the NYSE under the trading symbol “AHT-PF.”
Description of the Series G Preferred Stock
Authorized Capital Shares
Our board of directors has classified and designated 6,900,000 shares of 7.375% Series G Cumulative Preferred Stock, par value $0.01 per share (“Series G Preferred Stock”). All outstanding shares of our Series G Preferred Stock are fully paid and nonassessable.
Ranking
The Series G Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
•senior to all classes or series of Common Stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;
•on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and
•junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.
The term “equity securities” does not include convertible debt securities.
Voting Rights
Holders of Series G Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series G Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series G Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series G Preferred Stock that would be materially adverse to the rights of holders of Series G Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series G Preferred Stock and shares of any class or series of shares ranking on a parity with the Series G Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
Dividend Rights
The Series G Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.375% on the $25.00 per share liquidation preference.

Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series G Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Redemption Provisions
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series G Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control conversion date, we exercise any of our redemption rights relating to the Series G Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series G Preferred Stock will not have the conversion right described below.
A “Change of Control” is when, after the original issuance of the Series G Preferred Stock, the following have occurred and are continuing:
•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our Company entitling that person to exercise more than 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.
In addition, we may redeem the Series G Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series G Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series G Preferred Stock will have the right (unless, prior to the Change of Control conversion date, we have provided or provide notice of our election to redeem the Series G Preferred Stock) to convert some or all of the Series G Preferred Stock held by such holder on the Change of Control conversion date into a number of shares of our Common Stock per share of Series G Preferred Stock to be converted equal to the lesser of:
•the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control conversion date (unless the Change of Control conversion date is after a dividend record date for the Series G Preferred Stock and prior to the corresponding Series G Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and
•0.083333 (the “Share Cap”), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration. The “Common Stock Price” will be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash; or (ii) the average of the closing prices for our Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our Common Stock is other than solely cash.
If, prior to the Change of Control conversion date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series G Preferred Stock will not have any right to convert the Series G Preferred Stock in connection with the Change of Control conversion right and any shares of Series G Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control conversion date.
Except as provided above in connection with a Change of Control, the Series G Preferred Stock is not convertible into or exchangeable for any other securities or property.
Other Rights and Preferences
Holders of shares of our Series G Preferred Stock have no preemptive rights to subscribe for any securities of our Company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series G Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series G Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing
The Series G Preferred Stock is traded on the NYSE under the trading symbol “AHT-PG.”
Description of the Series H Preferred Stock
Authorized Capital Shares
Our board of directors has classified and designated 3,910,000 shares of 7.50% Series H Cumulative Preferred Stock, par value $0.01 per share (“Series H Preferred Stock”). All outstanding shares of our Series H Preferred Stock are fully paid and nonassessable.
Ranking
The Series H Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
•senior to all classes or series of Common Stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;
•on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and
•junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.
The term “equity securities” does not include convertible debt securities.
Voting Rights
Holders of Series H Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series H Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series H Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series H Preferred Stock that would be materially adverse to the rights of holders of Series H Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series H Preferred Stock and shares of any class or series of shares ranking on a parity with the Series H Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
Dividend Rights
The Series H Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.50% on the $25.00 per share liquidation preference.

Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series H Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Redemption Provisions
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series H Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control conversion date, we exercise any of our redemption rights relating to the Series H Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series H Preferred Stock will not have the conversion right described below.
A “Change of Control” is when, after the original issuance of the Series H Preferred Stock, the following have occurred and are continuing:
•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our Company entitling that person to exercise more than 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.
In addition, we may redeem the Series H Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series H Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series H Preferred Stock will have the right (unless, prior to the Change of Control conversion date, we have provided or provide notice of our election to redeem the Series H Preferred Stock) to convert some or all of the Series H Preferred Stock held by such holder on the Change of Control conversion date into a number of shares of our Common Stock per share of Series H Preferred Stock to be converted equal to the lesser of:
•the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control conversion date (unless the Change of Control conversion date is after a dividend record date for the Series H Preferred Stock and prior to the corresponding Series H Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and
•0.0825083 (the “Share Cap”), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration. The “Common Stock Price” will be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash; or (ii) the average of the closing prices for our Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our Common Stock is other than solely cash.
If, prior to the Change of Control conversion date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series H Preferred Stock will not have any right to convert the Series H Preferred Stock in connection with the Change of Control conversion right and any shares of Series H Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control conversion date.
Except as provided above in connection with a Change of Control, the Series H Preferred Stock is not convertible into or exchangeable for any other securities or property.
Other Rights and Preferences
Holders of shares of our Series H Preferred Stock have no preemptive rights to subscribe for any securities of our Company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series H Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series H Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing
The Series H Preferred Stock is traded on the NYSE under the trading symbol “AHT-PH.”
Description of the Series I Preferred Stock
Authorized Capital Shares

Our board of directors has classified and designated 6,210,000 shares of 7.50% Series I Cumulative Preferred Stock, par value $0.01 per share (“Series I Preferred Stock”). All outstanding shares of our Series I Preferred Stock are fully paid and nonassessable.
Ranking
The Series I Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
•senior to all classes or series of Common Stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;
•on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and
•junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.
The term “equity securities” does not include convertible debt securities.
Voting Rights
Holders of Series I Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series I Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series I Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series I Preferred Stock that would be materially adverse to the rights of holders of Series I Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series I Preferred Stock and shares of any class or series of shares ranking on a parity with the Series I Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
Dividend Rights
The Series I Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.50% on the $25.00 per share liquidation preference.

Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series I Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Redemption Provisions
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series I Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control conversion date, we exercise any of our redemption rights relating to the Series I Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series I Preferred Stock will not have the conversion right described below.
A “Change of Control” is when, after the original issuance of the Series I Preferred Stock, the following have occurred and are continuing:
•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our Company entitling that person to exercise more than 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.
In addition, on and after November 17, 2022, we may redeem the Series I Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series I Preferred Stock will have the right (unless, prior to the Change of Control conversion date, we have provided or provide notice of our election to redeem the Series I Preferred Stock) to convert some or all of the Series I Preferred Stock held by such holder on the Change of Control conversion date into a number of shares of our Common Stock per share of Series I Preferred Stock to be converted equal to the lesser of:
•the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control conversion date (unless the Change of Control conversion date is after a dividend record date for the Series I Preferred Stock and prior to the corresponding Series I Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and
•0.0806452 (the “Share Cap”), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration. The “Common Stock Price” will be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash; or (ii) the average of the closing prices for our Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our Common Stock is other than solely cash.
If, prior to the Change of Control conversion date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series I Preferred Stock will not have any right to convert the Series I Preferred Stock in connection with the Change of Control conversion right and any shares of Series I Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control conversion date.
Except as provided above in connection with a Change of Control, the Series I Preferred Stock is not convertible into or exchangeable for any other securities or property.
Other Rights and Preferences
Holders of shares of our Series I Preferred Stock have no preemptive rights to subscribe for any securities of our Company.
During any period that we are not subject to the reporting requirements of the Exchange Act, and any Series I Preferred Stock is outstanding, holders of the Series I Preferred Stock will become entitled to certain information rights related thereto.
Subject to the provisions of the charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series I Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series I Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing
The Series I Preferred Stock is traded on the NYSE under the trading symbol “AHT-PI.”
Restrictions on Ownership and Transfer
In order for us to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made by us). In addition, if we, or one or more owners (actually or constructively) of 10% or more of us, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), the rent received by us (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made by us).
Our charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the number or value of shares of our Common Stock outstanding or (ii) 9.8% of the lesser of the number or value of the issued and outstanding preferred or other shares of any class or series of our stock. We refer to this restriction as the “ownership limit.”
The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our Common Stock (or the acquisition of an interest in an entity that owns, actually or constructively, our Common Stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding Common Stock and thereby subject the Common Stock to the ownership limit.
Our board of directors may, in its sole discretion, waive the ownership limit with respect to one or more stockholders who would not be treated as “individuals” for purposes of the Code if it determines that such ownership will not cause any “individual’s” beneficial ownership of shares of our capital stock to jeopardize our status as a REIT (for example, by causing any tenant of ours to be considered a “related party tenant” for purposes of the REIT qualification rules).
As a condition of our waiver, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.
In connection with the waiver of the ownership limit or at any other time, our board of directors may decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our capital stock is in excess of such decreased ownership limit until such time as such person or entity’s percentage of our capital stock equals or falls below the decreased ownership limit, but any further acquisition of our capital stock in excess of such percentage ownership of our capital stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer “individuals” (as defined for purposes of the REIT ownership restrictions under the Code) to beneficially own more than 49.0% of the value of our outstanding capital stock.
Our charter provisions further prohibit:
•any person from actually or constructively owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and
•any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our Common Stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to qualify, or to continue to qualify, as a REIT.
Pursuant to our charter, if any purported transfer of our capital stock or any other event would otherwise result in any person violating the ownership limits or the other restrictions in our charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the “purported owner”) as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). The number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us and with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust and all dividends and other distributions paid by us with respect to such “excess” shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit, then our charter provides that the transfer of the excess shares will be void. Subject to Maryland law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.
Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our capital stock at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any dividends or other distributions held by the trustee with respect to such capital stock will be paid to the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (i) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the beneficiary.
Our charter also provides that “Benefit Plan Investors” (as defined in our charter) may not hold, individually or in the aggregate, 25% or more of the value of any class or series of shares of our capital stock to the extent such class or series does not constitute “Publicly Offered Securities” (as defined in our charter).
All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage as provided in the regulations promulgated under the Code) of the lesser of the number or value of the shares of our outstanding capital stock must give written notice to us within 30 days after the end of each calendar year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as our board of directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.
All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.
Certain Provisions of Maryland Law and Our Charter and Bylaws
The Board of Directors
Our bylaws provide that the number of directors of our Company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors.
Pursuant to our charter, each member of our board of directors will serve one year terms. See “Description of Common Stock” for further information regarding the election of directors.
Business Combinations
Maryland law prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates as asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:
•any person who beneficially owns 10% or more of the voting power of our voting stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.
A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of the then outstanding shares of Common Stock; and
•two-thirds of the votes entitled to be cast by holders of the Common Stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if certain fair price requirements set forth in the MGCL are satisfied.
The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.
Our charter includes a provision excluding the corporation from the business combinations provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any interested stockholder of ours unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, by any person of ownership, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation at any time prior to the acquisition of the shares.
Our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our Common Stock and, consequently, the applicability of the control share acquisitions unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.
MGCL Title 3, Subtitle 8
        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions: a classified board; a two-thirds stockholder vote requirement for removal of a director; a requirement that the number of directors be fixed only by vote of the directors; a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and a requirement that the holders of at least a majority of all votes entitled to be cast request a special meeting of stockholders. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already require that the number of directors be fixed only by our board of directors and require, unless called by the Chairman of our board of directors, our president or chief executive officer or a majority of our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. Our charter includes a provision prohibiting our Board from making any of the elections provided for under Subtitle 8.
Amendment to Our Charter
Our charter may be amended only if declared advisable by the board of directors and approved by the affirmative vote of the holders of at least two-thirds of all of the votes entitled to be cast on the matter.
Dissolution of Our Company
The dissolution of our Company must be declared advisable by the board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business
Our bylaws provide that:
•with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon will be those properly brought before the annual meeting:
◦pursuant to our notice of the meeting;
◦by, or at the direction of, a majority of our board of directors; or
◦by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws;
◦with respect to special meetings of stockholders, only the business specified in our Company’s notice of meeting may be brought before the meeting of stockholders unless otherwise provided by law; and
•nominations of persons for election to our board of directors at any annual or special meeting of stockholders may be made only:
◦by, or at the direction of, our board of directors; or
◦by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our Company that might involve a premium price for holders of our Common Stock or that stockholders otherwise believe may be in their best interest. Likewise, if our Company’s charter were to be amended to avail the corporation of the business combination provisions of the MGCL or to remove or modify the provision in the charter opting out of the control share acquisition provisions of the MGCL, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability
Our charter and the partnership agreement provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by the MGCL, as amended from time to time.
The MGCL permits a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:
•an act or omission of the director or officer was material to the matter giving rise to the proceeding and:
◦was committed in bad faith; or
◦was the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or
•in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.
Our charter and bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or
•any individual who, while a director or officer of our Company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.
Our bylaws also obligate us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described in second and third bullet points above and to any employee or agent of our Company or a predecessor of our Company.
The partnership agreement of our operating partnership provides that we, as general partner, and our officers and directors are indemnified to the fullest extent permitted by law. See the section titled “Partnership Agreement-Exculpation and Indemnification of the General Partner” in the Annual Report on Form 10-K of which this Exhibit 4.8 is a part.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended (the “Securities Act”), we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.